AMENDING AGREEMENT #3

THIS AGREEMENT is made as of the 20 day of March, 2008.

BETWEEN: **BLUEROCK RESOURCES LTD.**, a company having an office at Suite 890, 885 Dunsmuir Street, Vancouver, B.C. V6C 1N5

("BRD")

AND: **URANERZ ENERGY CORPORATION**, a company having an office at Suite 1410, 800 W. Pender Street, Vancouver, B.C. V6C 2V6

("Uranerz")

WHEREAS the parties entered into an agreement dated February 17, 2006, as amended by Amendment Agreement #1 dated March 22, 2006 and as further amended by Amending Agreement #2 dated September 8, 2006 (collectively, the "Agreement"); which the parties wish to amend in accordance with the terms hereof,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration hereby acknowledged by the parties as received, the parties agree as follows:

1. All capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Agreement.

2. The Agreement is hereby amended as follows:

a) To reflect the amended percentage interest in the Properties being optioned by Uranerz to BRD, all references to "55%", "55.0 percent", or "70%" within the Agreement are hereby deleted and replaced with "60%"; including the beginning of the first sentence of section 1. which shall be amended to read: "Uranerz hereby grants to BRD the exclusive right to acquire an undivided 60% interest in the Properties, subject to the terms and conditions of this Letter Agreement..."

b) To reflect the change in the aggregate amount of funds to be paid by BRD to Uranerz to exercise the option, specifically that no cash payments are due in 2008 or 2009, the first paragraph of section 3.A is deleted and replaced with the following:

"A. Payments: The following payments to Uranerz shall be due on or before the following dates:

Due Date	Amount
October 18, 2006	$15,000
October 18, 2007	$20,000

c) Section 5 is deleted in its entirety, and Section 3B and the remainder of the Agreement, as applicable, shall be revised, all such that there are no "Back-In Rights" reserved to Uranerz.

In all other respects, the parties ratify and confirm the terms of the Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

BLUEROCK RESOURCES LTD.
By Its Authorized Signatory:

Michael Collins Director & CEO

URANERZ ENERGY CORPORATION
By Its Authorized Signatory:

GLENN J. CATCHPOLE

PRESIDENT & CEO